Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Second Quarter of 2022 Ended December 31, 2021

SUNNYVALE, Calif.--(BUSINESS WIRE)--February 7, 2022--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal second quarter of 2022 ended December 31, 2021.

The results for the fiscal second quarter of 2022 ended December 31, 2021 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Revenue	$193.3	$187.0	$158.8
Gross Margin	35.4%	34.5%	30.7%
Operating Income	$27.7	$24.9	$13.6
Net Income Attributable to AOS	$383.0	$23.4	$12.9
Net Income Per Share Attributable to AOS - Diluted	$13.54	$0.85	$0.47

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Revenue	$193.3	$187.0	$158.8
Non-GAAP Gross Margin	36.7%	35.3%	31.4%
Non-GAAP Operating Income	$37.4	$30.8	$18.5
Non-GAAP Net Income Attributable to AOS	$34.0	$29.3	$17.8
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$1.20	$1.06	$0.65

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q2 Ended December 31, 2021” below exclude the effect of share-based compensation expenses, amortization of purchased intangible, legal costs related to government investigation, and income tax effect of non-GAAP adjustments in each of the periods presented, as well as gain on deconsolidation and changes of equity interest in the JV Company for the three months ended December 31, 2021. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q2 Ended December 31, 2021

  Revenue was $193.3 million, an increase of 3.4% from the prior quarter and an increase of 21.7% from the same quarter last year.
  GAAP gross margin was 35.4%, up from 34.5% in the prior quarter and up from 30.7% in the same quarter last year.
  Non-GAAP gross margin was 36.7%, up from 35.3% in the prior quarter and up from 31.4% in the same quarter last year.
  GAAP operating expenses were $40.6 million, up from $39.6 million in the prior quarter and up from $35.2 million in the same quarter last year.
  Non-GAAP operating expenses were $33.5 million, a decrease of $1.6 million from last quarter and an increase of $2.0 million from the same quarter last year.
  GAAP operating income was $27.7 million, up from $24.9 million in the prior quarter and up from $13.6 million in the same quarter last year.
  Non-GAAP operating income was $37.4 million as compared to $30.8 million for the prior quarter and $18.5 million for the same quarter last year.
  GAAP net income per diluted share attributable to AOS was $13.54 primarily due to gain on deconsolidation and changes of equity interest in the JV Company, compared to $0.85 net income per share for the prior quarter and $0.47 net income per share for the same quarter a year ago.
  Non-GAAP net income per share attributable to AOS was $1.20 compared to $1.06 for the prior quarter and $0.65 for the same quarter a year ago.
  Consolidated cash flow provided by operating activities was $50.8 million, compared to $80.6 million in the prior quarter.
  The Company closed the quarter with $269.3 million of cash and cash equivalents.

AOS Chairman and Chief Executive Officer Dr. Mike Chang commented, “Last quarter, we crossed an important milestone of $1 quarterly non-GAAP EPS. This quarter, we are happy to report $1.20 non-GAAP EPS, which further reinforces our Company’s strong earnings power of $4.00 to $5.00 per share.”

Dr. Chang continued, “Looking back, calendar 2021 was an exceptional year for AOS. A few years ago, we set out to achieve a target annual revenue of $600 million in calendar year 2021. Today, the business that we have built has the product portfolio, customer relationships and production capacity to deliver well over our original revenue target, and our confidence in our business model and strategic positioning has never been greater. As we look to the future, we now have our sights set on actively planning and marching towards $1 billion annual revenues with much stronger and more sophisticated R&D capabilities and supply chain operations, and with most of our customers being the world’s leading OEMs in the markets that we serve.”

Business Outlook for Fiscal Q3 Ending March 31, 2022

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the third quarter of fiscal year 2022 are as follows:

  Revenue is expected to be approximately $194 million, plus or minus $3 million.
  GAAP gross margin is expected to be approximately 35.1% plus or minus 1%. Non-GAAP gross margin is expected to be approximately 36.0% plus or minus 1%. Non-GAAP gross margin excludes $0.8 million amortization of acquired IP and $1.0 million of estimated share-based compensation charge.
  GAAP operating expenses are expected to be in the range of $41.9 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $34.5 million plus or minus $1 million. Non-GAAP operating expenses exclude $7.0 million of estimated share-based compensation charge and $0.4 million of estimated professional fees related to the government investigation.
  Interest expense is expected to be approximately $0.5 million.
  Income tax expense is expected to be in the range of $1.2 million to $1.4 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal second quarter ended December 31, 2021 today, February 7, 2022 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (844) 200-6205 or +1 (929) 526-1599 if dialing from outside the United States and Canada. The access code is 522169. A live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to anticipated earnings power and Non-GAAP EPS on an annual basis, our growth opportunities and new markets, our annual revenue target, projected amount of revenue, gross margin, operating income, income tax expenses, net income, noncontrolling interest, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, and non-GAAP loss attributable to noncontrolling interest, our objectives to achieve long-term success, our ability to gain new customers and design wins, strategic partnership with customers, and other information under the section entitled “Business Outlook for Fiscal Q3 Ending March 31, 2022”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income, net loss attributable to noncontrolling interest, net income, diluted earnings per share ("EPS") and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and profession fees related to government investigation, amortization of purchased intangible, income tax effect of non-GAAP adjustments, as well as gain on deconsolidation and changes of equity interest in the JV Company. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and earnings/loss in equity method investment. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included amount of income tax effect of non-GAAP adjustments in the non-GAAP net income of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including personal and portable computers, graphic cards, flat panel TVs, home appliances, smart phones, battery packs, quick chargers, home appliances, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Revenue	$193,319	$187,035	$158,830	$380,354	$310,381
Cost of goods sold	124,954	122,468	110,081	247,422	219,109
Gross profit	68,365	64,567	48,749	132,932	91,272
Gross margin	35.4%	34.5%	30.7%	34.9%	29.4%

Operating expenses:
Research and development	16,516	17,812	15,423	34,328	30,114
Selling, general and administrative	24,132	21,806	19,736	45,938	37,241
Total operating expenses	40,648	39,618	35,159	80,266	67,355
Operating income	27,717	24,949	13,590	52,666	23,917

Interest expense and other income (loss), net	(68)	(2,192)	(381)	(2,260)	(930)
Gain on deconsolidation of the JV Company	399,093	—	—	399,093	—
Loss on changes of equity interest in the JV Company, net	(7,641)	—	—	(7,641)	—
Net income before income taxes	419,101	22,757	13,209	441,858	22,987

Income tax expense	34,096	1,320	669	35,416	1,680
Net income	385,005	21,437	12,540	406,442	21,307
Net gain (loss) attributable to noncontrolling interest	2,007	(1,987)	(363)	20	(1,170)
Net income attributable to Alpha and Omega Semiconductor Limited	$382,998	$23,424	$12,903	$406,422	$22,477

Net income per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$14.40	$0.89	$0.50	$15.35	$0.88
Diluted	$13.54	$0.85	$0.47	$14.53	$0.84

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income per share
Basic	26,593	26,365	25,672	26,479	25,506
Diluted	28,287	27,638	27,353	27,963	26,834

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)

	December 31, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$269,306	$202,412
Restricted cash	314	233
Accounts receivable, net	31,661	35,789
Other receivable, equity investee	25,030	—
Inventories	129,084	154,293
Other current assets	11,312	14,595
Total current assets	466,707	407,322
Property, plant and equipment, net	196,743	436,977
Operating lease right-of-use assets, net	22,263	34,660
Intangible assets, net	11,730	13,410
Equity method investment	376,061	—
Deferred income tax assets	440	5,167
Restricted cash - long-term	—	2,168
Other long-term assets	37,931	18,869
Total assets	$1,111,875	$918,573
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$62,175	$80,699
Accrued liabilities	95,212	69,494
Income taxes payable	7,337	2,604
Short-term debt	8,960	58,030
Finance lease liabilities	—	16,724
Operating lease liabilities	4,293	5,679
Total current liabilities	177,977	233,230
Long-term debt	13,707	77,990
Income taxes payable - long-term	1,345	1,319
Deferred income tax liabilities	27,742	2,448
Finance lease liabilities - long-term	—	12,698
Operating lease liabilities - long-term	19,430	30,440
Other long-term liabilities	77,684	44,123
Total liabilities	317,885	402,248
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at December 31, 2021 and June 30, 2021	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 33,329 shares and 26,706 shares, respectively at December 31, 2021 and 32,975 shares and 26,350 shares, respectively at June 30, 2021	67	66
Treasury shares at cost: 6,623 shares at December 31, 2021 and 6,625 shares at June 30, 2021	(66,046)	(66,064)
Additional paid-in capital	275,410	259,993
Accumulated other comprehensive income	1,260	2,315
Retained earnings	583,299	176,895
Total Alpha and Omega Semiconductor Limited shareholder's equity	793,990	373,205
Noncontrolling interest	—	143,120
Total equity	793,990	516,325
Total liabilities and equity	$1,111,875	$918,573

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

GAAP gross profit	$68,365	$64,567	$48,749	$132,932	$91,272
Share-based compensation	1,709	569	383	2,278	768
Amortization of purchased intangible	811	812	811	1,623	1,623
Production ramp up costs related to joint venture	—	—	—	—	275
Non-GAAP gross profit	$70,885	$65,948	$49,943	$136,833	$92,315
Non-GAAP gross margin as a % of revenue	36.7%	35.3%	31.4%	36.0%	30.3%

GAAP operating expense	$40,648	$39,618	$35,159	$80,266	$67,355
Share-based compensation	6,838	4,066	2,841	10,904	5,332
Legal costs related to government investigation	293	431	843	724	1,950
Non-GAAP operating expense	$33,517	$35,121	$31,475	$68,638	$60,073

GAAP operating income	$27,717	$24,949	$13,590	$52,666	$23,917
Share-based compensation	8,547	4,635	3,224	13,182	6,100
Amortization of purchased intangible	811	812	811	1,623	1,623
Production ramp up costs related to joint venture	—	—	—	—	275
Legal costs related to government investigation	293	431	843	724	1,950
Non-GAAP operating income	$37,368	$30,827	$18,468	$68,195	$33,865
Non-GAAP operating margin as a % of revenue	19.3%	16.5%	11.6%	17.9%	10.9%

GAAP net income attributable to AOS	$382,998	$23,424	$12,903	$406,422	$22,477
Share-based compensation	8,547	4,635	3,224	13,182	6,100
Amortization of purchased intangible	811	812	811	1,623	1,623
Gain on deconsolidation and changes of the equity interest in the JV Company	(391,452)	—	—	(391,452)	—
Production ramp up costs related to joint venture	—	—	—	—	135
Legal costs related to government investigation	293	431	843	724	1,950
Income tax effect of non-GAAP adjustments	32,800	1	(1)	32,801	(9)
Non-GAAP net income attributable to AOS	$33,997	$29,303	$17,780	$63,300	$32,276
Non-GAAP net margin attributable to AOS as a % of revenue	17.6%	15.7%	11.2%	16.6%	10.4%

GAAP net income attributable to AOS	$382,998	$23,424	$12,903	$406,422	$22,477
Share-based compensation	8,547	4,635	3,224	13,182	6,100
Gain on deconsolidation and changes of the equity interest in the JV Company	(391,452)	—	—	(391,452)	—
Amortization and depreciation	11,938	13,722	13,200	25,660	25,689
Interest expense (income), net	541	2,176	1,649	2,717	3,271
Income tax expense	34,096	1,320	669	35,416	1,680
EBITDAS	$46,668	$45,277	$31,645	$91,945	$59,217

GAAP diluted net income per share attributable to AOS	$13.54	$0.85	$0.47	$14.53	$0.84
Share-based compensation	0.30	0.16	0.12	0.47	0.23
Gain on deconsolidation and changes of the equity interest in the JV Company	(13.84)	—	—	(14.00)	—
Production ramp up costs related to joint venture	—	—	—	—	0.01
Legal costs related to government investigation	0.01	0.02	0.03	0.03	0.07
Amortization of purchased intangible	0.03	0.03	0.03	0.06	0.06
Income tax effect of non-GAAP adjustments	1.16	0.00	(0.00)	1.17	(0.00)
Non-GAAP diluted net income per share attributable to AOS	$1.20	$1.06	$0.65	$2.26	$1.20

Shares used to compute GAAP diluted net income (loss) per share	28,287	27,638	27,353	27,963	26,834
Shares used to compute Non-GAAP diluted net income per share	28,287	27,638	27,353	27,963	26.834

Contacts

Investor and media inquiries:

The Blueshirt Group
Gary Dvorchak, CFA
In US +1 323 240 5796
In China +86 (138) 1079-1480
gary@blueshirtgroup.com

Yujia Zhai
The Blueshirt Group
Yujia@blueshirtgroup.com
+1 (860) 214-0809